UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the recent announcement that Ms. Lynn J. Good would succeed Mr. David L. Hauser as Group Executive and Chief Financial Officer of Duke Energy Corporation (the “Company”), the Company announced the following organizational changes.

B. Keith Trent, currently Group Executive and Chief Strategy, Policy and Regulatory Officer, was named Group Executive and President of the Company’s Commercial Businesses.  The Commercial Businesses organization includes Duke Energy Generation Services, which houses the Company’s wind generation business, Midwest non-regulated generation, DukeNet, a telecommunications business, and Duke Energy International, with operations in Latin America.

James L. Turner, currently Group Executive, President and Chief Operating Officer for U.S. Franchised Electric & Gas (“FE&G”), is assuming expanded responsibilities in FE&G.  Turner will take on responsibility for regulatory strategy and execution at the state and federal levels. These responsibilities will align with the existing customer-facing functions to provide a comprehensive approach to managing customer relationships. The state presidents for Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Kentucky and Duke Energy Indiana will report to Turner.

Dhiaa M. Jamil, currently Group Executive and Chief Nuclear Officer, was named Group Executive and Chief Generation Officer.  In his expanded role, Jamil, who will also retain the title of Chief Nuclear Officer, will have accountability for nuclear, fossil and hydro regulated generation.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: July 9, 2009	By:	/s/Marc E. Manly
	Name:	Marc E. Manly
	Title:	Group Executive, Chief Legal Officer and Corporate Secretary